Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 707 Cayman Holdings Limited (the “Company”), of our report dated January 22, 2025, with respect to the consolidated financial statements of the Company for the years ended September 30, 2023 and 2024, which appears in the Company’s prospectus dated June 9, 2025, filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission.

/s/ ARK Pro CPA & Co
ARK Pro CPA & Co
Certified Public Accountants
PCAOB ID No: 3299

Hong Kong, China
June 13, 2025